SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) September 15, 1999
      -------------------------------------------------------------------


                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


DELAWARE                           0-24708                      47-0702918
------------------------------------------------------------------------------
(State or other                   (Commission                 (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                        10228 "L" Street, Omaha, NE 68127
                        ---------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)





ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Food For Health Company, Inc. ("FFH"), an Arizona corporation and a wholly owned subsidiary of AMCON Distributing Company ("AMCON"), a Delaware corporation, entered into a Stock Purchase Agreement, dated August 30, 1999 (the "Stock Purchase Agreement") with Health Food Associates ("HFA") and each of its shareholders.

On September 15, 1999, upon terms set forth in the Stock Purchase Agreement, FFH completed its purchase of all of the outstanding stock of HFA for a purchase price of $13.4 million. There are no material relationships between FFH and HFA or any of its shareholders and the purchase price was determined by arm's-length negotiations. Funding for the acquisition was provided as follows: $4 million through borrowings under AMCON's revolving credit facility; $2.0 million through borrowings under an 8% Convertible Subordinated Note (the "Convertible Note") from FFH to the sellers; and $7.4 million through borrowings under a Secured Promissory Note (the "Secured Note") from FFH to the sellers. Costs and expenses incurred by FFH in connection with the acquisition were paid from cash flow from operations.

Both the Convertible Note and the Secured Note have five-year terms and bear interest at 8% per annum. Principal on the Convertible Note is due in a single payment at maturity. Principal on the Secured Note is payable in installments of $800,000 per year with the balance due at maturity. The Secured Note is secured by a pledge of the stock of HFA. The principal balance of the Convertible Note may be converted into stock of FFH under circumstances set forth in the Convertible Note.

On September 16, 1999, AMCON and FFH issued a press release announcing that the acquisition of HFA pursuant to the Stock Purchase Agreement had been completed. The press release is filed herewith as an exhibit and incorporated herein by reference.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORM FINANCIAL INFORMATION AND EXHIBITS

         (a)       Financial Statements of Business Acquired

Health Food Associates, Inc.
dba AKiN Natural Foods Market

Financial Statements
For the years ended December 31, 1998 and 1997





                 Report of Independent Accountants


To Board of Directors and Shareholders of
Health Food Associates, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Health Food Associates, Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.




PRICEWATERHOUSECOOPERS LLP
Phoenix, Arizona
October 15, 1999








Health Food Associates, Inc.
Balance Sheets
December 31, 1998 and 1997


                                                  1998           1997
                                                  ----           ----
                       Assets
Current assets:
 Cash                                          $ 1,837,939    $ 1,392,175
 Accounts receivable                                68,309         96,280
 Inventories                                     2,418,251      1,864,827
 Prepaid Expenses                                   84,171         48,185
 Investments in equity securities                   48,473         39,673
                                               -----------    -----------
    Total current assets                         4,457,143      3,441,140

Equipment and leasehold improvements, less
 accumulated depreciation and amortization         964,713        874,568
Other assets                                       193,637        219,213
                                               -----------    -----------
                                               $ 5,615,493    $ 4,534,921
                                               ===========    ===========

       Liabilities ans Shareholders' Equity

Current liabilities:
 Accounts payable                              $   299,903    $   181,605
 Accrued expenses                                  247,908        226,834
 Distributions payable                             451,904        560,000
 Payable to related party                           60,000         60,000
                                               -----------    -----------
    Total current liabilities                    1,059,715      1,028,439

Shareholders' equity (Note 8):

 Voting common stock, $1 par value;
   1,250,000 shares authorized; 250,000
   shares issued and outstanding                   250,000        250,000

 Non-voting common stock, $1 par value;
   1,000,000 shares authorized; 750,000
   shares issued and outstanding                   750,000        750,000

Retained earnings                                3,587,854      2,508,311
Accumulated other comprehensive income             (32,076)        (1,829)
                                               -----------    -----------
    Total shareholders' equity                   4,555,778      3,506,482
                                               -----------    -----------
                                               $ 5,615,493    $ 4,534,921
                                               ===========    ===========

          See accompanying notes to the financial statements






Health Food Associates, Inc.
Statements of Operations
For the years ended December 31, 1998 and 1997


                                                 1998            1997
                                                 ----            ----

Net sales                                    $ 20,020,821    $ 18,082,223
Cost of sales                                  11,152,126      10,594,536
                                             ------------    ------------
    Gross profit                                8,868,695       7,487,687
                                             ------------    ------------

Operating expenses:
 Store expenses                                 4,872,001       3,967,811
 Advertising/promotions                           541,392         389,198
 General and administrative                       137,110         103,190
 Depreciation and amortization                    292,717         260,961
 Rent                                             454,610         397,593
                                             ------------    ------------
                                                6,297,830       5,118,753
                                             ------------    ------------
    Income from operations                      2,570,865       2,368,934
                                             ------------    ------------

Other income, net                                  44,078          64,941
                                             ------------    ------------
    Net income                               $  2,614,943    $  2,433,875
                                             ============    ============



          See accompanying notes to the financial statements





Health Food Associates, Inc.
Statement of Shareholders' Equity
For the years ended December 31, 1998 and 1997


                                          Common Stock         Additional
                                    ------------------------     Paid-in
                                      Shares       Amount        Capital
                                    ----------   -----------   ----------
Balance, December 31, 1996                 330   $       330   $      220


Comprehensive income:
 Net income
 Unrealized gain (loss) on
  securities available for sale
                                    ----------   -----------   ----------
Total comprehensive income

Distributions to Shareholders
Common stock issued                    999,670   $   999,670         (220)
                                    ----------   -----------   ----------
Balance, December 31, 1997           1,000,000   $ 1,000,000   $        -
                                    ----------   -----------   ----------

Comprehensive income:
 Net income
 Unrealized gain (loss) on
  securities available for sale
                                    ----------   -----------   ----------
Total comprehensive income

Distributions to Shareholders
                                    ----------   -----------   ----------
Balance, December 31, 1998           1,000,000   $ 1,000,000   $        -
                                    ==========   ===========   ==========


                      (Continued on following page)

          See accompanying notes to the financial statements




Health Food Associates, Inc.
Statement of Shareholders' Equity
For the years ended December 31, 1998 and 1997
(continued)

                                               Accumulated
                                                  Other
                                  Retained    Comprehensive     Total
                                  Earnings       Income         Equity
                                -----------   -------------   -----------
Balance, December 31, 1996      $ 3,338,886                   $ 3,339,436


Comprehensive income:
 Net income                       2,433,875                     2,433,875
 Unrealized gain (loss) on
  securities available for sale                $     (1,829)       (1,829)
                                -----------   -------------   -----------
Total comprehensive income                                      2,432,046

Distributions to Shareholders    (2,265,000)                   (2,265,000)
Common stock issued                (999,450)                            -
                                -----------   -------------   -----------
Balance, December 31, 1997        2,508,311          (1,829)    3,506,482
                                -----------   -------------   -----------

Comprehensive income:
 Net income                       2,614,943                     2,614,943
 Unrealized gain (loss) on
  securities available for sale                     (30,247)      (30,247)
                                -----------   -------------   -----------
Total comprehensive income                                      2,584,696

Distributions to Shareholders    (1,535,400)                   (1,535,400)
                                -----------   -------------   -----------
Balance, December 31, 1998      $ 3,587,854   $     (32,076)  $ 4,555,778
                                ===========   =============   ===========



          See accompanying notes to the financial statements




Health Food Associates, Inc.
Statements of Cash Flows
For the years ended December 31, 1998 and 1997


                                                         1998           1997
                                                         ----           ----
Cash flows from operating activities:
 Net income                                           $ 2,614,943    $ 2,433,875
  Adjustments to reconcile net income to
   cash provided by operating activities:
   Depreciation and amortization                          292,717        260,961
   Loss (gain) on sale of investments                       1,426        (12,470)
   Changes in assets and liabilities:
    (Increase) decrease in accounts receivable             27,971        (45,568)
    (Increase) decrease in prepaid expenses               (35,986)        17,622
    (Increase) decrease in inventory                     (553,424)       (10,604)
    (Decrease) increase in accounts payable               118,298       (110,809)
    (Decrease) increase in accrued expenses                21,074         55,847
                                                      -----------    -----------
        Net cash provided by operating activities       2,487,019      2,588,854
                                                      -----------    -----------

Cash flows from investing activities:
 Purchases of investments                                 (97,979)       (59,829)
 Proceeds from sales of investments                        57,506         54,797
 Capital expenditures                                    (357,286)      (365,791)
                                                      -----------    -----------
        Net cash used in investing activities            (397,759)      (370,823)
                                                      -----------    -----------

Cash flows from financing activities:
 Payments of distributions payable                       (220,000)             -
 Distribution paid to shareholders                     (1,423,496)    (1,705,000)
 Payment of bank loan                                           -       (262,682)
                                                      -----------    -----------
        Net cash used in financing activities          (1,643,496)    (1,967,682)
                                                      -----------    -----------

Net increase (decrease) in cash                           445,764        250,349

Cash at beginning of period                             1,392,175      1,141,826
                                                      -----------    -----------
Cash at end of period                                 $ 1,837,939    $ 1,392,175
                                                      ===========    ===========

Supplemental disclosure of cash flow information:

Cash paid for interest                                     43,819         20,841

Non-cash investing and financing activities:
 Distribution to shareholders as notes payable            111,904        560,000
 Restructuring of Equity (Note 8)                               -      1,000,000


          See accompanying notes to the financial statements





Health Food Associates, Inc.
Notes to Financial Statements


1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Health Food Associates, Inc (the "Company") d.b.a. AKiN Natural Foods Market is an Oklahoma Corporation which operates six Natural Foods Supermarkets in the Midwestern United States.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVENTORIES

Inventories consist of merchandise for resale and are stated at lower of cost or market. Cost is determined using the retail inventory method.

EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements are stated at cost. Depreciation is provided over the estimated useful lives of the assets ranging from 5 to 10 years using the straight-line method. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset.

INCOME TAXES

The Company qualifies as an S-Corporation for federal income tax reporting purposes. Accordingly, taxable income of the Company is reported in the income tax returns of the shareholders and no provision has been made in the accompanying financial statements for income taxes.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.


CONCENTRATIONS OF CREDIT RISK

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash. The Company maintains its cash accounts primarily with banks located in the Midwestern United States. The total cash balances are insured by the F.D.I.C. up to $100,000 per bank. The Company had cash balances or deposits at December 31, 1998 that exceeded the balance insured by the F.D.I.C. in the amount of $1,818,432.

ADVERTISING COSTS

Advertising costs are expensed as incurred.


2.  INVESTMENTS

The Company's investments are categorized as available for sale securities, as defined by the Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."
Unrealized holding gains and losses are reflected as a net amount in a separate component of Shareholders' equity until realized. For the purpose of computing realized gains and losses cost is identified on a specific identification basis.

The cost and estimated market values of equity securities at December 31 are as follows:

                                               1998         1997
                                               ----         ----

    Gross cost                               $ 80,549     $ 41,502
     Unrealized gains                              11        6,046
     Unrealized losses                        (32,087)      (7,875)
                                             --------     --------
    Market Value                             $ 48,473     $ 39,673
                                             ========     ========

Proceeds from sales of investments were $57,506 and $54,797 during 1998 and 1997. Gross gains of $9,843 and $12,470 and gross losses of $11,269 and $0 were realized on those sales during 1998 and 1997.


3.  OTHER ASSETS

Other assets consist of a non-compete agreement and goodwill, which are amortized using the straight-line method. The non-compete agreement is amortized over 10 years. Goodwill is amortized over 15 years.


4.  EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements is comprised of the following at December
31:

                                                 1998          1997
                                                 ----          ----
    Furniture, fixtures and equipment        $ 1,215,042    $ 1,095,941
    Systems and network                          658,447        574,067
    Leasehold improvements                       503,939        394,315
                                             -----------    -----------
        Total fixed assets                     2,377,428      2,064,323

    Less accumulated depreciation and
     amortization                              1,412,715      1,189,755
                                             -----------    -----------
        Net fixed assets                     $   964,713    $   874,568
                                             ===========    ===========


5.  LEASES

The Company has entered into various non-cancelable operating leases for store, warehouse, and office space which expire within the next six years. Certain of these leases contain the option for renewal at rates that have already been negotiated.
Future minimum lease payments under cancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1998 are:

    Year ending December 31,
             1999                    $   452,285
             2000                        404,693
             2001                        339,032
             2002                        209,779
             2003                        147,375
                                     -----------
                                     $ 1,553,164
                                     ===========


6.  DEFINED CONTRIBUTION PLAN

The Company has a defined contribution 401(k) tax deferred savings plan covering all eligible employees. Company contributions to the Plan for the years ended December 31, 1998 and 1997 totaled $19,342 and $17,480, respectively, which represents a match of 50% of a participant's contribution up to a maximum of 4% of participant's contribution eligible compensation.


7.  RELATED PARTY TRANSACTIONS

The Company purchases inventory from Elk River Distributing Company ("Elk River"), a distributing company owned by a shareholder. The cost of inventory purchased from this distribution company during 1998 and 1997 was $1,769,408 and $1,711,878, respectively. In September 1999 the Company purchased all the inventory of Elk River at a cost of $274,000.

At December 31, 1998 and 1997, the Company had a note payable of $60,000 to the spouse of a shareholder. This note payable bears interest of 10% per annum and is payable within 60 days of demand. This note was paid in full in September 1999.


8.  SHAREHOLDERS' EQUITY

On September 15, 1997, the Company filed an Amended Certificate of Incorporation (the "Amendment"). The Amendment increased the number of common shares authorized from 50,000 shares to 1,250,000 shares, with par values of $1. The shares are divided into 250,000 shares of class A voting common stock and 1,000,000 shares of class B non-voting common stock.


9.  STOCK

Subsequent to the Amendment, in a restructuring of the Company's equity, the shareholders of the Company exchanged 330 shares of old common stock for 250,000 shares of class A voting and 750,000 shares of class B non-voting common stock. The restructuring was recorded as a reduction in additional paid in capital and retained earnings.


10.  SUBSEQUENT EVENTS

Distributions payable due to shareholders totaling $451,904 at December 31, 1998, was paid in full in September 1999.

Effective September 14, 1999, all of the outstanding common stock of the Company was acquired by Food for Health, Inc. for $14,000,000. Food for Health, Inc. is a wholesale distributor of health food and related products throughout the United States.




        (b)       Pro Forma Financial Information


                                    AMCON Distributing Company
                                       Pro Forma Condensed
                                     Combined Balance Sheet
                                         June 30, 1999
                                          (Unaudited)

                                             AMCON           HFA           Pro Forma         Pro Forma
                                           Historical     Historical      Adjustments         Combined
                                          -----------     ----------      ------------      -----------
             ASSETS
Current assets:
 Cash                                     $   348,207     $ 1,911,691     $         -       $ 2,259,898
 Accounts receivable                       17,289,406          94,685               -        17,384,091
 Inventories                               18,197,533       3,072,910         368,498 (1)    21,638,941
 Deferred income taxes                        702,780               -               -           702,780
 Other                                        477,553          48,185               -           525,738
                                          -----------     -----------     -----------       -----------
     Total current assets                  37,015,479       5,127,471         368,498        42,511,448

Fixed assets, net                           6,775,333         648,812         377,878 (2)     7,802,023
Investments                                   622,500          80,797               -           703,297
Other assets                                5,997,868         220,139       7,495,882 (3)    13,713,889
                                          -----------     -----------     -----------       -----------

                                          $50,411,180     $ 6,077,219     $ 8,242,258       $64,730,657
                                          ===========     ===========     ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
 Accounts payable                         $11,099,091     $   275,434     $         -       $11,374,525
 Accrued expenses                           2,023,606         153,643          38,818 (4)     2,216,067
 Accrued wages, salaries
   and bonuses                                636,211               -               -           636,211
 Distributions payable                              -         441,904               -           441,904
 Payable to related party                           -          60,000               -            60,000
 Income taxes payable                       1,335,549               -               -         1,335,549
 Dividends payable                             49,600               -               -            49,600
 Current portion of
   long-term debt                           6,381,132               -         149,678 (5)     6,530,810
                                          -----------     -----------     -----------       -----------
     Total current liabilities             21,525,189         930,981         188,496        22,644,666
                                          -----------     -----------     -----------       -----------

Deferred income taxes                          15,600               -               -            15,600
Other liabilities                             428,697               -               -           428,697
Long-term debt, less
  current portion                          15,761,290               -      13,200,000 (5)    28,961,290

Shareholders' equity:
 Preferred stock                                    -               -               -                 -
 Common stock                                  24,800       1,000,000      (1,000,000)(6)        24,800
 Additional paid-in capital                 2,271,278               -                         2,271,278
 Unrealized gain on investments
   available-for-sale                         287,761               -               -           287,761
 Retained earnings                         10,096,880       4,146,238      (4,146,238)(6)    10,096,880
                                          -----------     -----------     -----------       -----------
                                           12,680,719       5,146,238      (5,146,238)       12,680,719
Less treasury stock                              (315)              -               -              (315)
                                          -----------     -----------     -----------       -----------

     Total shareholders' equity            12,680,404       5,146,238      (5,146,238)       12,680,404
                                          -----------     -----------     -----------       -----------

                                          $50,411,180     $ 6,077,219     $ 8,242,258       $64,730,657
                                          ===========     ===========     ===========       ===========

            See accompanying notes to the Pro Forma Condensed Financial Statements.









                              AMCON Distributing Company
                                 Pro Forma Condensed
                             Combined Statement of Income
                       for the year ended September 30, 1998
                                    (Unaudited)


                                            AMCON           HFA          Pro Forma          Pro Forma
                                          Historical     Historical     Adjustments          Combined
                                        -------------   ------------   -------------       ------------

Sales                                   $294,281,323    $ 19,722,719    $          -       $314,004,042

Cost of sales                            262,632,767      11,344,043               -        273,976,810
                                        ------------    ------------    ------------       ------------
     Gross profit                         31,648,556       8,378,676               -         40,027,232

Selling, general and administrative
 expenses                                 25,088,767       5,702,542               -         30,791,309
Depreciation and amortization              1,120,482         290,502         324,855 (7)      1,735,839
                                        ------------    ------------    ------------       ------------

     Income from operations                5,439,307       2,385,632        (324,855)         7,500,084
                                        ------------    ------------    ------------       ------------

Other expense (income):
 Interest expense                          1,814,555               -       1,038,000 (8)      2,852,555
 Other (income) expense, net                (276,287)          9,761               -           (266,526)
                                        ------------    ------------    ------------       ------------
Income before income taxes                 3,901,039       2,375,871      (1,362,855)         4,914,055

Income tax expense                         1,542,853               -         400,141 (9)      1,942,994
                                        ------------    ------------    ------------       ------------

Net income                              $  2,358,186    $  2,375,871    $ (1,762,996)      $  2,971,061
                                        ============    ============    ============       ============

Earnings per common and common
 equivalent share attributable
 to common shareholders:

   Basic                                       $0.96                                              $1.21
                                        ============                                       ============

   Diluted                                     $0.93                                              $1.17
                                        ============                                       ============

Weighted average shares outstanding:

   Basic                                   2,458,062                                          2,458,062
                                        ============                                       ============

   Diluted                                 2,535,451                                          2,535,451
                                        ============                                       ============


                    See accompanying notes to the Pro Forma Financial Statements.







                             AMCON Distributing Company
                                 Pro Forma Condensed
                             Combined Statement of Income
                       for the nine months ended June 30, 1999
                                    (Unaudited)


                                            AMCON           HFA          Pro Forma          Pro Forma
                                          Historical     Historical     Adjustments          Combined
                                        -------------   ------------   -------------       ------------

Sales                                   $275,998,896    $ 15,505,675    $          -       $291,504,571

Cost of sales                            245,334,725       8,436,475               -        253,771,200
                                        ------------    ------------    ------------       ------------
     Gross profit                         30,664,171       7,069,200               -         37,733,371

Selling, general and administrative
 expenses                                 23,347,446       4,834,551               -         28,181,997
Depreciation and amortization              1,053,122         238,627         243,641 (7)      1,535,390
                                        ------------    ------------    ------------       ------------

     Income from operations                6,263,603       1,996,022        (243,641)         8,015,984
                                        ------------    ------------    ------------       ------------

Other expense (income):
 Interest expense                          1,234,745               -         778,500 (8)      2,013,245
 Other income, net                          (151,666)        (20,001)              -           (171,667)
                                        ------------    ------------    ------------       ------------
Income before income taxes                 5,180,524       2,016,023      (1,022,141)         6,174,406

Income tax expense                         2,025,633               -         387,614 (9)      2,413,247
                                        ------------    ------------    ------------       ------------

Net income                              $  3,154,891    $  2,016,023    $ (1,409,755)      $  3,761,159
                                        ============    ============    ============       ============

Earnings per common and common
 equivalent share attributable
 to common shareholders:

   Basic                                       $1.27                                              $1.52
                                        ============                                       ============

   Diluted                                     $1.23                                              $1.46
                                        ============                                       ============

Weighted average shares outstanding:

   Basic                                   2,479,903                                          2,479,903
                                        ============                                       ============

   Diluted                                 2,571,997                                          2,571,997
                                        ============                                       ============


                    See accompanying notes to the Pro Forma Financial Statements.






                         AMCON Distributing Company

                   Notes to Pro Forma Financial Information

Basis of Presentation:

The accompanying unaudited pro forma balance sheet and income statements give effect to the purchase of all of the outstanding common stock of Health Food Associates, Inc. ("HFA")as of June 30, 1999 and October 1, 1997, respectively. The pro forma financial information are not necessarily indicative of future results or the results that would have occurred had these transactions actually occurred on October 1, 1997. It is suggested that this financial information be read in conjunction with AMCON's annual report for the year ended September 30, 1998y and AMCON's quarterly report on Form 10-Q for the nine months ended June 30, 1999. The historical financial information for HFA is as of June 30, 1999, the twelve months ended September 30, 1998 and the nine months ended June 30, 1999.

The acquisition of HFA will be accounted for under the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values.

Pro Forma Adjustments:

Pro forma adjustments to the historical financial information reflect adjustments associated with recording inventories, fixed assets and other intangible assets at their fair values and to include all expenses associated with the acquisition of HFA. Pro forma adjustments related to the income statements have been provided assuming the acquisition was consummated on October 1, 1997. Pro forma adjustments are as follows:

(1) To record inventories at their approximate fair values.

(2) To record fixed assets at their approximate fair values.

(3) To record intangible assets which include, trade name, trademarks and favorable leases, and goodwill and acquisition costs associated with the purchase of HFA. The following is a summary of the adjustment to goodwill and other intangibles:

       Purchase price                               $13,349,678
       Acquisition and debt financing costs              38,818
       Increase in fair value of inventories           (368,498)
       Increase in fair value of fixed assets          (377,878)
       Net assets acquired                           (5,146,238)
                                                    -----------
       Goodwill and other intangibles               $ 7,495,882
                                                    ============

(4) To record a liability for acquisition costs associated with the acquisition of HFA.

(5) To record subordinated notes and bank debt associated with the acquisition of HFA.

(6) To eliminate the equity of HFA.

(7) To record depreciation expense on fixed assets and amortization expense for intangible assets and goodwill related to the HFA acquisition. Intangibles will be amortized over 3 to 40 years. Goodwill of approximately $336,000 will be amortized over 20 years.

(8) To record additional interest expense associated with the debt incurred to finance the purchase of HFA. The interest expense was calculated based on AMCON's current borrowing rate of approximately 7.25% on $4,000,000 of the debt and 8.0% fixed rate interest on the subordinated notes. A change of 1/8% in AMCON's variable interest rate would affect interest income by $5,000 and $3,750 for the year ended September 30, 1998 and the nine months ended June 30, 1999, respectively.

(9) To record the tax effect of the pro forma adjustments at the marginal effective rate of 39.5% and 39.0% for the year ended September 30, 1998 and the nine months ended June 30, 1999, respectively. Since the seller agreed to make an election under I.R.C. section 338(h)(10) to treat the acquisition as a sale of assets for tax purposes, all goodwill is tax deductible.



         (c)       Exhibits

                   The following items are filed as exhibits to this report:


         EXHIBIT NO.       DESCRIPTION

         2.1 Stock Purchase Agreement, dated August 30, 1999, by and among Food For Health Company, Inc., a wholly-owned subsidiary of AMCON Distributing Company and Health Food Associates

         10.1 8% Convertible Subordinated Note, dated September 15, 1999 by and between AMCON Distributing Company and Health Food Associates

         10.2 Secured Promissory Note, dated September 15, 1999 by and between AMCON Distributing Company and Health Food Associates

         10.3 Pledge Agreement, dated September 15, 1999, by and between AMCON Distributing Company and Health Food Associates

         99.1 Press release, dated September 16, 1999, issued by AMCON Distributing Company and Food For Health Company, Inc.





                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)



Date:    November 30, 1999      By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Treasurer & Chief Financial
                                           Officer




                                 EXHIBIT INDEX
                                 -------------

Exhibit          Description

2.1 Stock Purchase Agreement, dated August 30, 1999, by and among Food For Health Company, Inc., a wholly-owned subsidiary of AMCON Distributing
                 Company and Health Food Associates.

10.1 8% Convertible Subordinated Note, dated September 15, 1999 by and between AMCON Distributing Company and Health Food Associates

10.2 Secured Promissory Note, dated September 15, 1999 by and between AMCON Distributing Company and Health Food Associates

10.3 Pledge Agreement, dated September 15, 1999, by and between AMCON Distributing Company and Health Food Associates

99.1 Press release, dated September 16, 1999, issued by AMCON Distributing Company and Food For Health Company, Inc.